SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2006

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor New York, New York 10022-4624

42, rue Saint-Dominique, Paris, France 75007

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The First Quarter 2006 Press Release furnished as Exhibit 99.1 hereto, and the Supplemental Information furnished as Exhibit 99.2 hereto, were posted on the Schlumberger internet web site (www.slb.com/ir) on April 21, 2006.

In addition to financial results determined in accordance with generally accepted accounting principles (GAAP) that are included in the attached First Quarter 2006 Press Release and Supplemental Information, these documents also include the following non-GAAP financial measures (as defined under the SEC’s Regulation G):

•	Net debt: Net debt is gross debt less cash, short-term investments and fixed income investments held to maturity. Management believes that net debt provides useful information regarding the level of Schlumberger’s indebtedness by reflecting cash and investments that could be used to repay debt, and that the level of net debt provides useful information as to the results of Schlumberger’s deleveraging efforts.

•	Income from continuing operations before charges and credits, diluted earnings per share before charges and credits, pretax return on sales before charges and credits, after tax before minority interest return on sales, and effective tax rate before charges and credits: Management believes that the exclusion of charges and credits enables it to evaluate more effectively Schlumberger’s operations period over period and to identify operating trends that could otherwise be masked by the excluded items.

•	Return on Capital Employed: Return on capital employed (ROCE) is computed as (1) net income from continuing operations excluding charges and credits plus minority interest plus interest expense minus interest income minus tax benefit on interest expense, divided by (2) the quarterly average of (stockholders’ equity plus net debt plus minority interest). Management believes that ROCE provides useful information regarding the value Schlumberger creates for the providers of capital, namely stockholders and bondholders, by reflecting the level of net income generated by continuing operations using a given level of capital.

The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, total debt, net income, cash flows or other measures of financial performance prepared in accordance with GAAP as more fully discussed in Schlumberger’s financial statements and filings with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

Supplemental information regarding the transaction described in Item 8.01 of this Form 8-K is furnished as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On April 20, 2006, Schlumberger and Baker Hughes Incorporated (“Baker Hughes”) entered into an agreement pursuant to which Schlumberger will acquire Baker Hughes’ 30% interest in WesternGeco for $2.4 billion in cash. The transaction is expected to close on April 28, 2006, subject to customary closing conditions.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The exhibits listed below are furnished pursuant to Item 9.01 of this Form 8-K.

99.1	First Quarter 2006 Press Release dated April 21, 2006.

99.2	Supplemental Information regarding First Quarter 2006 Results.

99.3	Supplemental Information regarding WesternGeco transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: April 21, 2006